CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 21, 2000 included in Dendrite International, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Form S-8 Registration Statement.


                                          /s/ Arthur Andersen LLP

Philadelphia, PA
  October 18, 2000